Exhibit 10.3

FORM OF

NON-STATUTORY STOCK OPTION AWARD AGREEMENT

WINCHESTER BANCORP, INC.

2026 EQUITY INCENTIVE PLAN

(Non-employee Director)

This Non-Statutory Stock Option (“NSO”) Award agreement (“NSO Award” or “Agreement”) is and will be subject in every respect to the provisions of the Winchester Bancorp, Inc. 2026 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this NSO Award (the “Participant”) hereby accepts this NSO Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors of Winchester Bancorp, Inc. (“Company”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. A copy of the Plan and related prospectus will be provided to each person granted an NSO Award. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1. Name of Participant:

2. Date of Grant: __________________, 2026

3. Total number of shares of Common Stock that may be acquired pursuant to this NSO Award:

4. (a) Option Exercise Price:

(b) Expiration Date: ______________, 2036 subject to earlier expiration due to termination of Service.

5. Vesting Schedule. Unless sooner vested in accordance with the terms of this Agreement or the Plan, the NSOs granted hereunder shall vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date (1)	Number of NSOs Available for Exercise (1)

(1)
If a Vesting Date falls on a non-business day, the NSO Award will vest on the next business day.
(2)
The number of NSOs available for exercise is cumulative. For example, assume an NSO Award is granted on October 1st 2026, subject to five (5) year vesting. For illustration purposes only, assume on October 3, 2028 no vested NSOs have been exercised by the Participant. In that event the Participant will have two (2) tranches of vested NSOs to exercise.

For a participant who is both an Employee and a Director, termination of employment will not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or Director Emeritus of the Company or the Bank. Non-Employee Directors will not experience a Termination of Service if they become Director Emeritus of the Bank.

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6. Exercise Procedure. The Participant may exercise this NSO Award in whole or in part by delivering to the Company a written notice (the “Notice of Exercise of Option” ) setting forth the number of shares of Common Stock with respect to which this NSO Award is to be exercised, together with payment by cash or other means acceptable to the Committee and authorized by the Plan .

7. Delivery of Shares. Delivery of shares of Common Stock purchased upon exercise of this NSO Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity. Participants will be required to provide the Company with delivery instructions for the shares of Common Stock.

8. Change in Control. In the event of the Participant’s Involuntary Termination following a Change in Control, all Non-Statutory Stock Options subject to this Agreement will become fully vested. A “Change in Control” will be deemed to have occurred as described in Section 9.3 of the Plan.

9. Adjustment Provisions. This NSO Award, including the number of shares of Common Stock subject to this NSO Award and the Option Exercise Price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 4.4 of the Plan.

10. Expiration of this NSO Award. In no event shall the NSOs subject to this NSO Award be exercisable after the Expiration Date set forth in Section 4 above.

11. Effect of Termination of Service on this NSO Award

Notwithstanding Sections 5 and 8 above, the following special vesting and exercise rules will apply if your Service with the Company and Bank terminates before you have exercised your NSOs for all of your NSO Award:

(a) Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested NSOs subject to this Agreement will vest upon the date of such separation from service. All vested NSOs will be exercisable by your beneficiary, surviving spouse, or estate, as applicable, at any time until the earlier of the Expiration Date set forth in Section 1 above or 12 months from the date of your death.

(b) Disability. In the event of the Participant’s Termination of Service by reason the Participant’s Disability, any unvested shares of Common Stock subject to this Agreement will vest. Your Disabled status must become effective prior to the date of your separation from service in order to be recognized under this Agreement. All vested NSOs will be exercisable by you at any time until the earlier of the Expiration Date set forth in Section 1 above or 12 months from the date of your Disability.

12. No Rights as Stockholder. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this NSO Award unless and to the extent that (i) you have exercised the NSO Award pursuant to the terms of this Agreement and paid the full Option Exercise Price for the number of NSOs in respect of which you exercised, (ii) the Company shall have issued and delivered the corresponding shares of Common Stock to you and (ii) your name shall have been entered as a stockholder of record on the books of the Company, whereupon the you shall have the same ownership rights with respect to such shares of Common Stock purchased upon exercise of your NSOs as other stockholders.

13. Tax Consequences. All non-employee directors are self-employed and are not subject to mandatory tax-withholding upon exercise of an NSO Award.

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14. Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, provided that no such amendment shall adversely affect in a material way your rights hereunder without your written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of your NSO Award in any way it may deem necessary or advisable to carry out the purpose of the grant of the NSOs as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

15. No Continuation of Service. Neither the Plan nor this NSO Award will confer upon the Participant any right to continue in the Service of the Company or the Bank.

16. Transferability. Except as provided below, this NSO Award is personal to you and, during your lifetime, may be exercised only by you or your guardian or legal representative; and may not be sold, pledged, assigned or transferred in any manner, other than in the case of your death to your beneficiary as determined pursuant to procedures prescribed by the Committee for this purpose or by will or the laws of descent and distribution, and any such purported sale, pledge, assignment or transfer shall be void and of no effect. However, subject to applicable procedures, you may transfer your NSO Award to an immediate family member (i.e., your spouse, child, or grandchild), a trust for the benefit of such immediate family members during your lifetime, or a partnership whose only partners are such immediate family members. The transferee shall remain subject to all terms and conditions applicable to the NSO Award prior to the transfer.

17. Beneficiary. Each Participant may name a beneficiary or beneficiaries to whom any vested but unexercised portion of this NSO Award is to be transferred in case of the Participant’s death.

18. Interpretation. The Participant accepts this NSO Award subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20. Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

21. Governing Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the application of the principles of conflicts of laws.

22. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

23. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to take from Restricted Stock Award. By a notice given pursuant to this Section 23 either party

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may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

24. Holding Period. Shares of Common Stock issued upon the exercise of this NSO Award are subject to a one (1) year holding period which commences on the date a Stock Option is exercised.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement has been executed by the parties on the day of ______________, 2026 to be executed in its name and on its behalf as of the date of this NSO Award set forth above.

WINCHESTER BANCORP, INC.

By:

Duly Authorized Officer of the Company

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Non-Statutory Stock Option Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

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